UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PARTS iD, INC.
(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED AUGUST 10, 2023

[•], 2023

Dear Stockholders:

On behalf of the Board of Directors (the “Board”), you are cordially invited to a special meeting of stockholders (the “Special Meeting”) of PARTS iD, Inc. (“PARTS iD” or the “Company”), to be held on Thursday, September 21, 2023, at 11:00 a.m., Eastern Time. You will be able to attend the Special Meeting virtually and to vote and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/ID2023 and entering the 16-digit control number provided in your proxy materials.

The Special Meeting is being held for the purpose of considering and taking action with respect to the following:

(1)    A proposal to authorize, for purposes of complying with Section 713(a)(ii) of the NYSE American LLC Company Guide, the potential issuance of shares of the Company’s Class A common stock (the “Common Stock”) underlying convertible notes and warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated July 14, 2023, as amended by that certain First Amendment dated August 2, 2023, by and between the Company and Lind Global Fund II, LP, that ultimately may equal an amount that is 20% or more of the presently outstanding Common Stock for less than the greater of book or market value of the stock (including upon the operation of anti-dilution provisions contained in such convertible notes and warrants); and

(2)    To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Regardless of whether you choose to attend the Special Meeting, please vote prior to the Special Meeting by following the instructions contained in the accompanying Proxy Statement and in other proxy materials. Voting prior to the Special Meeting does not deprive you of your right to attend the Special Meeting and to vote your shares during the Special Meeting.

Sincerely,
/s/ Prashant Pathak
Prashant Pathak
Chairman of the Board of Directors

1 Corporate Drive, Suite C
Cranbury, New Jersey 08512

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME AND DATE	LOCATION
Thursday, September 21, 2023 11:00 a.m. Eastern Time	Online Meeting Only — No Physical Meeting Location Virtual Meeting Site: www.virtualshareholdermeeting.com/ID2023

NOTICE HEREBY IS GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of PARTS iD, Inc. will be held on Thursday, September 21, 2023, at 11:00 a.m., Eastern Time. The following matters will be considered and voted upon at the Special Meeting:

(1)    A proposal to authorize, for purposes of complying with Section 713(a)(ii) of the NYSE American LLC Company Guide, the potential issuance of shares of the Company’s Class A common stock (the “Common Stock”) underlying convertible notes and warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated July 14, 2023, as amended by that certain First Amendment dated August 2, 2023, by and between the Company and Lind Global Fund II, LP, that ultimately may equal an amount that is 20% or more of the presently outstanding Common Stock for less than the greater of book or market value of the stock (including upon the operation of anti-dilution provisions contained in such convertible notes and warrants) (the “Issuance Proposal”); and

(2)    To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The Issuance Proposal is more fully described in the proxy statement accompanying this Notice. The Special Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/ID2023. There will not be an option to attend the meeting in person. Stockholders will have the same opportunities to participate in the Special Meeting as they would at an in-person meeting, including having the ability to vote and the opportunity to submit questions during the meeting using the directions on the meeting website.

The Board of Directors has fixed the close of business on August 21, 2023 as the record date for the Special Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,
/s/ Lev Peker
Lev Peker
Chief Executive Officer
Cranbury, New Jersey
[•], 2023

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on September 21, 2023 — this Proxy Statement, the Notice of Special Meeting and the Form of Proxy are available at www.proxyvote.com.

WE RECOMMEND THAT YOU SUBMIT YOUR PROXY TO VOTE YOUR SHARES AS SOON AS POSSIBLE USING ONE OF THE CONVENIENT PROXY VOTING METHODS DESCRIBED BELOW. YOUR VOTE IS VERY IMPORTANT TO US.

VOTING

Internet	Telephone	Mail	Webcast

Visit the Web site noted on your proxy card or your Notice of Internet Availability to vote via the Internet.	Use the toll-free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail, if you have requested or received paper copies of the proxy materials.	Participate in the meeting and vote electronically at www.virtualshareholdermeeting.com/ID2023.

Page
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING	2
ELECTION OF DIRECTORS (PROPOSAL NO. 1)
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	9
Indemnification Agreements
Convertible Notes and Warrants
Approval of Related Party Transactions
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
HOUSEHOLDING OF PROXY MATERIALS	12
OTHER MATTERS	12

i

PROXY STATEMENT

Our Board of Directors (the “Board”) is soliciting proxies from our stockholders in connection with PARTS iD, Inc.’s Special Meeting of Stockholders (the “Special Meeting”). When used in this Proxy Statement, the terms “we,” “us,” “our,” “the “Company” and “PARTS” refer to PARTS iD, Inc. and its consolidated subsidiaries. On or about [•], 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”) is first being mailed to our stockholders of record as of the Record Date (as defined below), and our proxy materials are first being posted on the website referenced in the Notice and this Proxy Statement.

SUMMARY

This summary highlights information contained in the Proxy Statement. It does not include all of the information that you should consider prior to voting, and we encourage you to read the entire document prior to voting.

At the Special Meeting, we will ask Stockholders to authorize, for purposes of complying with Section 713(a)(ii) of the NYSE American LLC Company Guide, the potential issuance of shares of the Company’s Class A common stock (the “Common Stock”) underlying convertible notes and warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated July 14, 2023, as amended by that certain First Amendment dated August 2, 2023, by and between the Company and Lind Global Fund II, LP (“Lind”), that ultimately may equal an amount that is 20% or more of the presently outstanding Common Stock for less than the greater of book or market value of the stock (including upon the operation of anti-dilution provisions contained in such convertible notes and warrants) (the “Issuance Proposal”). We will also transact any other business that may properly come before the Special Meeting or at any adjournments or postponements of the Special Meeting.

The Board unanimously recommends that you vote all of your shares “FOR” the Issuance Proposal as further described below.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

How can I participate in the Special Meeting?

Our Special Meeting will be a completely virtual meeting. There will be no physical meeting location.

To participate in the Special Meeting, visit www.virtualshareholdermeeting.com/ID2023 and enter the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. The meeting will begin promptly at 11:00 a.m. Eastern Time (“ET”) on Thursday, September 21, 2023.

Who can vote at the Special Meeting?

You are entitled to vote at the Special Meeting if you owned shares of our Class A common stock, par value $0.0001 per share (our “Common Stock”), as of the close of business on August 21, 2023 (the “Record Date”). Each share of our Common Stock entitles the holder of such share on the Record Date to one vote on each matter submitted to the stockholders at the Special Meeting.

On the Record Date, [35,102,553] shares of Common Stock were issued and outstanding and entitled to be voted at the Special Meeting.

The presence, virtually or by proxy, of the holders of a majority of the voting power of our issued and outstanding stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The holders of our Common Stock will vote as a single class on the matters submitted to the stockholders at the Special Meeting.

Am I a stockholder of record?

If at the close of business on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record.

What if my shares are not registered directly in my name but are held in street name?

If at the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are considered the “beneficial owner” of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

What does it mean if I receive more than one proxy card or voting instruction form?

If you received more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each proxy card and voting instruction form to ensure that all of your shares are voted.

If I am a stockholder of record of Common Stock, how do I cast my vote?

Voting at the Special Meeting.    If you attend the Special Meeting and desire to vote during the meeting, you can vote through the virtual stockholder meeting platform at www.virtualshareholdermeeting.com/ID2023. To vote at the meeting, please follow the instructions on your proxy card or Notice. We recommend you vote by proxy even if you plan to attend the Special Meeting. You can always change your vote at the meeting.

Voting By Proxy.    If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy through the following means:

•        by mailing a proxy card;

•        via the internet; or

•        over the telephone.

Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

If I am a beneficial owner of the Company’s shares, how do I vote?

If you are a beneficial owner of shares held in street name through a brokerage firm, bank, dealer, or other similar organization, you will receive instructions from that organization, which you must follow to vote your shares. Brokerage firms, banks, dealers and other nominees typically have a process for their beneficial holders to provide voting instructions online or by telephone. If you hold your shares in street name and wish to vote at the Special Meeting, please obtain instructions on how to vote at the meeting from your broker, bank or other nominee.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•        You may timely submit a later-dated proxy via the Internet, by telephone or by mail;

•        You may send a written notice that you are revoking your proxy to PARTS iD, Inc., Attention: Investor Relations, 1 Corporate Drive, Suite C, Cranbury, New Jersey 08512; or

•        You may attend and vote your shares at the Special Meeting. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Please note, however, that any beneficial owner of our Common Stock whose shares are held in street name may (a) revoke his or her proxy and (b) attend and vote his or her shares at the Special Meeting only in accordance with applicable rules and procedures that may then be employed by such beneficial owner’s brokerage firm, bank, dealer, or other similar organization.

What am I voting on?

The following proposals are scheduled for a vote at the Special Meeting:

•        To authorize, for purposes of complying with Section 713(a)(ii) of the NYSE American LLC Company Guide, the potential issuance of shares of the Company’s Class A common stock (the “Common Stock”) underlying convertible notes and warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated July 14, 2023, as amended by that certain First Amendment dated August 2, 2023, by and between the Company and Lind Global Fund II, LP, that ultimately may equal an amount that is 20% or more of the presently outstanding Common Stock for less than the greater of book or market value of the stock (including upon the operation of anti-dilution provisions contained in such convertible notes and warrants); and

•        To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

How many votes are needed to approve the Issuance Proposal?

In voting with regard to the Issuance Proposal, you may vote in favor of the proposal, against the proposal, or abstain from voting. The vote required to approve the Issuance Proposal is the affirmative vote of a majority of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Issuance Proposal, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal and therefore will have the same legal effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Special Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Special Meeting and you do not instruct the persons named as your proxies to vote on these matters, your proxy might give authority to the persons named as proxies to vote the shares represented thereby in their discretion. See “How are votes counted?” below.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for the purpose of determining if a quorum is present. If your shares are held in street name and you do not vote your shares, your bank or brokerage firm can only vote your shares in their discretion for proposals which are considered “routine” proposals. The Issuance Proposal is a “non-routine” proposal, and therefore there may be broker non-votes with respect to the Issuance Proposal. However, broker non-votes will not affect the outcome of the vote on that proposal.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, then the shares represented by that proxy card will be voted FOR the Issuance Proposal.

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these officers, directors and employees no additional compensation for these services. We will ask banks, brokers and other institutions and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

When will voting results be made available?

We will announce the final voting results in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Special Meeting.

ISSUANCE PROPOSAL — to authorize, for purposes of complying with Section 713(a)(ii) of the NYSE American LLC Company Guide, the potential issuance of shares of our Common Stock underlying convertible notes and warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated July 14, 2023, as amended by that certain First Amendment dated August 2, 2023, by and between the Company and Lind, that ultimately may equal an amount that is 20% or more of the presently outstanding Common Stock for less than the greater of book or market value of the stock (including upon the operation of anti-dilution provisions contained in such convertible notes and warrants).

Lind Financing

On July 14, 2023 (the “Initial Closing Date”), we entered into a Securities Purchase Agreement with Lind (as amended the “Lind Purchase Agreement”).

The Lind Purchase Agreement provides for loans in an aggregate principal amount of up to $10 million under various tranches (the “Lind Financing”). As of the Initial Closing Date, Lind funded $3.75 million (less commitment fees) to the Company out of the $4.75 million “First Funding Amount” (as defined in the Lind Purchase Agreement) and Lind will fund the remaining $1.0 million (less commitment fees) within 5 business days of the Company (i) having a registration statement (the “Registration Statement”) declared effective by the SEC for the registration of the shares of the common stock issuable upon conversion of the Lind Note (as defined below) and the Initial Lind Warrants (as defined below) and (ii) the receipt of Stockholder Approval (as defined in the Lind Purchase Agreement), if required. In consideration for the First Funding Amount, the Company issued and sold to Lind, in a private placement, (A) a senior secured convertible promissory note in the aggregate principal amount of $5,367,500 (the “Lind Note”) and (B) 12,837,838 warrants to purchase the common stock at an exercise price of $0.50 per share (subject to certain adjustments) (the “Initial Lind Warrants”).

At any time while the Lind Note is outstanding and subject to certain conditions being satisfied as set forth in the Lind Purchase Agreement, the Company may deliver a written notice to Lind (an “Additional Funding Request”) requesting an increase in the amount of funding provided by Lind to the Company under the Lind Note, and such Additional Funding Request shall be equal to no less than $1.0 million and shall not exceed $5.25 million (the “Additional Funding Limit”). Within 7 business days of receiving the Additional Funding Request, Lind shall give a written response to the Company that provides that Lind has elected (in its sole and absolute discretion) to (i) advance the full requested amount, (ii) advance an amount less than the full requested amount or (iii) not advance any of the requested amount. In addition, Lind may, in its sole discretion and without any action by the Company, deliver written notice to the Company of its election to advance up to an aggregate of $2.0 million of increased funding to the Company. Any such increased funding amounts directed by Lind shall count toward the Additional Funding Limit.

Within ten (10) business days of the delivery of an Investor Response (as defined in the Lind Purchase Agreement) or Investor Funding Notice (as defined in the Lind Purchase Agreement) in which Lind agrees to advance an Increased Funding Amount (as defined in the Lind Purchase Agreement) (such date, a “Subsequent Closing Date”): (i) the principal amount of the Lind Note shall be increased by an amount equal to the Increased Funding Amount multiplied by 1.13 and the Company and Lind shall amend the Lind Note to reflect the new principal amount; (ii) the Company shall issue to Lind a warrant to purchase a number of shares of Common Stock equal to the Increased Funding Amount, divided by the average of the five (5) daily VWAPs during the five (5) trading days prior to the Subsequent Closing Date, with an exercise price equal to the average of the five (5) daily VWAPs (as defined in the Lind Note) during the five (5) trading days prior to the Subsequent Closing Date, multiplied by 1.35 (each, a “Subsequent Lind Warrant”); and (iii) Lind will advance to the Company an amount of money equal to the Increased Funding Amount, less a commitment fee in an amount equal to 3.0% of the Increased Funding Amount.

The Lind Note does not bear any interest and matures on July 14, 2024. Following the date that is sixty (60) days after the earlier to occur of (A) the date the Registration Statement is declared effective by the SEC or (B) the date that any shares issued pursuant to the Lind Note may be immediately resold under Rule 144 of the Securities Act, the Company may repay all, but not less than all, of the then outstanding principal amount of the Lind Note, subject to a 5% premium. If the Company elects to prepay the Lind Note, Lind has the right to convert up to 33 1/3% of the principal amount of the Lind Note at the Conversion Price (as defined in the Lind Note) into shares of the common stock. The Lind Note is convertible, at the option of Lind, into shares of the common stock at a price per share equal to the lower of $0.50 or 90% of the average of the 3 lowest daily VWAPs during the 20 Trading Days (as defined in the Lind Note) prior to conversion.

As collateral for the obligations under the Lind Purchase Agreement, the Company has granted to Lind a senior security interest in all of Company’s right, title, and interest in, to and under all of Company’s property (inclusive of intellectual property), subject to certain exceptions, as set forth in the LLC Guarantor Security Agreement (as defined in the Lind Purchase Agreement) and the Security Agreement (as defined in the Lind Purchase Agreement).

The Initial Lind Warrants will expire after 5 years from the date of issuance and may be exercised on a cashless basis. The Initial Lind Warrants provides that Lind will not have the right to exercise any portion of the Initial Lind Warrants, if, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended, would beneficially own in excess of 4.99%, of the number of shares of the common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation by shall automatically increase to 9.99% if Lind, together with its affiliates, owns in excess of 4.99% of the Company’s outstanding Common Stock.

The terms of the Lind Note are included in the form of Senior Secured Convertible Promissory Note, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 17, 2023, and is incorporated herein by reference.

The terms of the Initial Lind Warrants are included in the form of Common Stock Purchase Warrant, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 17, 2023, and is incorporated herein by reference.

On August 2, 2023 (the “Amendment Date”), the Company and Lind entered into an amendment to the Lind Purchase Agreement (the “First Amendment”) to have the remaining $1.0 million (less commitment fees) of the First Funding Amount (as defined in the Lind Purchase Agreement) payable in two tranches: (i) $500,000 (less a $15,000 commitment fee) on the Amendment Date and (ii) $500,000 (less a $15,000 commitment fee) within 5 business days of the Company (A) having the Registration Statement declared effective by SEC for the registration of the shares of the Common Stock issuable upon conversion of the Lind Note and the Initial Lind Warrants and (B) the receipt of Stockholder Approval (as defined in the Lind Purchase Agreement).

We agreed to seek Stockholder Approval (as defined in the Lind Purchase Agreement) for the issuance of Conversion Shares (as defined below) and Warrant Shares (as defined below), including any additional shares of Common Stock issuable upon conversion of the Lind Note or upon exercise of the Subsequent Lind Warrants as a result of the anti-dilution adjustments discussed herein, if required by the rules and regulations of the NYSE American on or before August 10, 2023, which can be extended for an additional thirty (30) calendar days if the Company receives comments to this proxy statement from the SEC. If the Company does not obtain Stockholder Approval of the Issuance Proposal at this Special Meeting, the Company shall call a meeting every four months thereafter to seek Stockholder Approval until the date the stockholders approve the Issuance Proposal.

Reasons for the Lind Financing

As of March 31, 2023, our cash was approximately $457,262. In July 2023, our Board determined that it was necessary to raise additional funds for general corporate purposes and to address our liquidity needs. We believe that the Lind Offering (as defined below), which yielded initial gross proceeds of $4.75 million, was necessary in light of our cash and funding requirements at the time. We also believe that the anti-dilution protections contained in the Lind Note, the Initial Lind Warrants and the Subsequent Lind Warrants were reasonable in light of market conditions and the size and type of the Lind Offering and that we would not have been able to complete the sale of the Lind Note unless such anti-dilution provisions were offered. Additionally, at the time of the Lind Offering, our Board considered numerous alternatives to the transaction, none of which proved to be feasible at such time.

Effect of Issuance of Securities

The potential issuance of 28,643,750 shares of our Common Stock pursuant to the Lind Note, including any Additional Funding Requests and representing a good faith assumption that the Lind Note converts at a conversion price of $0.40 (the “Conversion Shares”), and 13,125,000 shares of our Common Stock pursuant to the Subsequent Lind Warrants, representing a good faith assumption that the exercise price of the Subsequent Lind Warrants will be $0.40 (the “Warrant Shares”), plus any additional shares of Common Stock issued pursuant to the anti-dilution provisions contained in the Lind Note, the Initial Lind Warrants and the Subsequent Lind Warrants (the “Lind Offering”), would result in an increase in the number of shares of Common Stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that Lind converts the Lind Note or exercises the Initial Lind Warrants or the Subsequent Lind Warrants, or to the extent that additional shares of Common Stock are issued pursuant to the anti-dilution terms of the Lind Note, the Initial Lind Warrants or the Subsequent Lind Warrants. Because of potential adjustments to the number of shares of Common Stock issuable upon conversion of the Lind Note and exercise of the Initial Lind Warrants or the Subsequent Lind Warrants to be issued in connection with the Lind Offering, the exact magnitude of the dilutive effect of the Lind Note, the Initial Lind Warrants and the Subsequent Lind Warrants cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Proposal to Approve Common Stock Issuance

Section 713(a)(ii) of the NYSE American LLC Company Guide requires us to obtain stockholder approval prior to a transaction involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

Immediately prior to the execution the Lind Purchase Agreement, we had 35,102,553 shares of Common Stock outstanding. The potential issuance of 41,768,750 shares of our Common Stock (28,643,750 Conversion Shares and 13,125,000 Warrant Shares) would constitute 20% or more of presently outstanding stock for less than the greater of book or market value of the stock. Therefore, we are seeking stockholder approval under Section 713(a)(ii) of the NYSE American LLC Company Guide for the potential issuance by us of our Common Stock in excess of 6,965,195 shares, which is 20% of the shares of Common Stock outstanding immediately prior to the execution of the Lind Purchase Agreement, including, without limitation, as a result of the anti-dilution feature of the Lind Note, the Initial Lind Warrants and the Subsequent Lind Warrants, since such provisions may reduce the per share conversion price or exercise price, as the case may be, and may result in the issuance of shares at less than the greater of market price or book value per share.

We generally have no control over whether Lind will convert the Lind Note or exercise the Subsequent Lind Warrants. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of shares of Common Stock that may be issued under the Lind Note or the Subsequent Lind Warrants. Under certain circumstances, however, it is possible, that we may have to issue more than 20% of our outstanding shares of Common Stock to Lind under the terms of the Lind Purchase Agreement. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to Lind under the terms of the Lind Purchase Agreement.

Any transaction requiring approval by our stockholders under Section 713(a)(ii) of the NYSE American LLC Company Guide would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, would likely lead to our current stockholders owning a smaller percentage of our outstanding shares of Common Stock.

Future issuances of securities in connection with the Lind Offering, if any, may cause a significant reduction in the percentage interests of our current stockholders in voting power, any liquidation value, our book and market value, and any future earnings. Further, the issuance or resale of Common Stock issued to Lind could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Lind Offering may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the NYSE American LLC Company Guide, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Lind Offering under Section 713(b) of the NYSE American LLC Company Guide because Lind has agreed that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which result in them and their affiliates, collectively, beneficially owning or controlling more than 4.99% (which percentage can be increased to 9.99%) of the total outstanding shares of our Common Stock.

Potential Consequences if the Issuance Proposal is Not Approved

After extensive efforts to raise capital on more favorable terms, we believed that the Lind Offering was the only viable financing alternative available to us at the time. If our stockholders do not approve this proposal, we will not be able to issue more than 20% of our outstanding shares of Common Stock to Lind in connection with the Lind Offering. As a result, we may be unable to issue sufficient shares upon conversion of the Lind Note or exercise of the Subsequent Lind Warrant. If we are unable to make such payments in shares of our Common Stock, we will have to satisfy such payment obligations in cash. If we do not have sufficient cash resources to make these payments, we may need to delay, reduce or eliminate certain research and development programs or other operations, sell some or all of our assets or merge with another entity.

Further Information

The terms of the Lind Purchase Agreement, the Lind Note and the Initial Lind Warrants are only briefly summarized above. For further information, please refer to the forms of the Lind Purchase Agreement, the Lind Note and the Initial Lind Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on July 17, 2023 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required

The Issuance Proposal will be approved if the affirmative vote of a majority of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Issuance Proposal, provided a quorum is present, vote “FOR” the Issuance Proposal.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the Issuance Proposal. If not otherwise specified, proxies will be voted “FOR” the Issuance Proposal.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Proxy Statement except in their capacity as holders of our Common Stock (which interest does not differ from that of the other holders of our common stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of the Record Date, by:

•        each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Common Stock;

•        each named executive officer and current director of the Company; and

•        all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including, if any, options, RSUs, warrants and other convertible securities that are currently exercisable or convertible, or vest or become exercisable or convertible within 60 days.

The beneficial ownership percentages set forth in the table below are based on [35,102,553] shares of Common Stock outstanding as of the Record Date, and excludes, as of such date:

•        2,935,496 additional shares of Common Stock reserved and available for future issuances under the 2020 Plan, of which 2,580,445 shares were subject to outstanding awards;

•        2,043,582 additional shares of Common Stock reserved and available for future issuances under the 2020 ESPP;

•        750,000 additional shares of Common Stock reserved for issuance pursuant to indemnification escrow obligations under the Business Combination Agreement (any unused portion of which reserved shares will be issued to Onyx Enterprises Canada Inc. (“Onyx”), Roman Gerashenko and Stanislav Royzenshteyn, according to their pro rata share of common stock of Onyx prior to the closing of the Company’s prior business combination consummated in November 2020, pursuant to that certain Business Combination Agreement, dated September 18, 2020);

•        25,470,279 additional shares of Common Stock that may be issuable upon the exercise of outstanding warrants.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock %
Principal Stockholders:
Onyx Enterprises Canada Inc.(1)	14,240,187	40.6%
Roman Gerashenko(2)	6,055,385	17.3%
Stanislav Royzenshteyn(3)	6,055,385	17.3%
Directors and Executive Officers+:
Prashant Pathak(4)	14,305,445	40.8%
Edwin J. Rigaud(5)	1,867,256	5.2%
Darryl T.F. McCall(6)	1,109,446	3.2%
Aditya Jha	72,258	*
Rahul Petkar	66,458	*
Lev Peker(7)	6,400,986	15.4%
John Pendleton	20,000	*
Mark Atwater	73,985	*
James Doss	—	—
All current directors and executive officers as a group (9 persons)		56.7%

____________

*        Less than 1%

+        Unless otherwise indicated, the business address of the directors and executive officers is c/o Parts iD, Inc., 1 Corporate Drive, Suite C, Cranbury, NJ 08512.

(1)      Information is based on a Schedule 13D filed with the SEC on January 14, 2021 and Form 4s filed by Mr. Pathak. The address of Onyx Enterprises Canada Inc. (“OEC”) is 2 Bloor Street W., Suite 2006, Toronto, Ontario, Canada M4W 3E2.

(2)      Information is based on a Schedule 13D/A filed with the SEC on April 20, 2021. The address of Mr. Gerashenko is P.O. Box 175, Wickatunk, New Jersey, 07765.

(3)      Information is based on a Schedule 13D/A filed with the SEC on April 20, 2021. The address of Mr. Royzenshteyn is P.O. Box 175, Wickatunk, New Jersey, 07765.

(4)      Consists of: (a) 65,258 shares of Common Stock held directly; and (b) 14,240,187 shares of Common Stock held by OEC. Mr. Pathak serves as the President and a director of OEC. Mr. Pathak disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(5)      Consists of: (a) 277,605 shares of Common Stock held directly; (b) 914,143 shares of Common Stock held by Legacy Acquisition Sponsor I LLC over which Mr. Rigaud may share voting and investment power with Legacy Acquisition Sponsor I LLC; and (c) 675,238 warrants to purchase shares of common stock that are currently exercisable. Mr. Rigaud is the managing member of Legacy Acquisition Sponsor I LLC and disclaims beneficial ownership of such shares held by Legacy Acquisition Sponsor I LLC, except to the extent of his pecuniary interest therein.

(6)      Consists of: (a) 195,303 shares of Common Stock held directly; and (b) 914,143 shares of Common Stock held by Legacy Acquisition Sponsor I LLC. Mr. McCall is a member of Legacy Acquisition Sponsor I LLC and may be deemed to have beneficial ownership of shares of Common Stock owned by Legacy Acquisition Sponsor I LLC; however, Mr. McCall disclaims beneficial ownership of such shares held by Legacy Acquisition Sponsor I LLC, except to the extent of his pecuniary interest therein.

(7)      Consists of: (a) 26,582 shares of Common Stock held directly; and (b) 6,374,404 warrants to purchase shares of common stock that are currently exercisable.

HOUSEHOLDING OF PROXY MATERIALS

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for notices, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such materials to those stockholders. This method of delivery, often referred to as “householding,” should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs. The Company and certain intermediaries will be householding notices, proxy statements and annual reports for stockholders of record in connection with our Special Meeting. This means that:

•        Only one notice and proxy statement will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary;

•        You can contact the Company by calling (609) 642-4700 or by writing to Corporate Secretary, PARTS iD, Inc., 1 Corporate Dr., Ste C, Cranbury, NJ 08512, to request a separate copy of the notice and proxy statement for the Special Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future, or you can contact your bank or broker to make a similar request; and

•        You can request delivery of a single copy of the notice and proxy statement from your bank or broker if you share the same address as another Company stockholder and your bank or broker has determined to household proxy materials.

OTHER MATTERS

Our Board knows of no matters other than those referred to in the accompanying Notice of Special Meeting of Stockholders which may properly come before the Special Meeting. However, if any other matter should be properly presented for consideration and vote at the Special Meeting or any adjournment(s) thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company and its stockholders.